                                              Wachovia Asset Securitization Issuance, LLC
                                                                  Series 2003-HE3
                                                           Statement to Securityholders                                                               Distribution Date: 06/27/05

                                                                 Distribution Summary

                                                 Original        Beginning                                                 Unpaid                              Ending
                                   Certificate   Certificate     Certificate                                               Principal     Total               Certificate
         Class             Cusip       Rate      Balance          Balance                Interest        Principal         Amount      Distribution            Balance
             A           92975TAA2  3.340000%     500,000,000.00  335,974,021.79          1,028,640.46    11,947,379.40           0.00  12,976,019.86        324,026,642.39
    Factors per Thousand                                               671.94804358           2.05728092       23.89475880                    25.95203972           648.05328478

     Certificate            n/a     0.000000%               0.00   5,164,816.14             500,905.34              0.00          0.00      500,905.34          5,164,816.14

   Totals                                         500,000,000.00  335,974,021.79          1,529,545.80    11,947,379.40           0.00   13,476,925.20       324,026,642.39

Wachovia Bank, National Association
Structured Finance Trust Services                                                                                                                                Tom Musarra
401 South Tryon Street, 12th Floor                                                                                                                              Vice President
Charlotte, North Carolina 28288-1179                                                                                                                      Phone: 917-351-2027
www.firstlinkabs.com                                                            - Page 1 -                                               Thomas.Musarra@Wachovia.com

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                    Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period            LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A                92975TAA2                 Senior/Variable            33/360           3.09000%     0.25000%        Aaa              AAA               n/a

       Certificate               n/a                      Residual                  -                  -           -            -                 -                -

           0

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated November 12, 2003

                                                                                                   - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

 A       92975TAA2    1,028,640.46                 0.00                   0.00                 0.00

                                    - Page 3 -

                        Collection Activity

Interest
Interest Collected                             1,708,084.17
(Additional Balance Interest)                          0.00
(Relief Act Shortfalls)                                0.00

Total Interest Collected                       1,708,084.17

Principal
Principal Collected                           18,612,053.47
Net Liquidation Proceeds                               0.00
Substitute Adjustment Amount                           0.00
Other Principal Collected                              0.00
(Additional Balance Increase)                          0.00
(Draw Amounts)                                (6,664,674.07)

Total Principal Collected                     11,947,379.40

Additional Funds
Additional Funds from the Funding Account              0.00
Draws from the Policy                                  0.00
Yield Maintenance Payment                              0.00

Total Additional Funds Collected                      0.00

Total Available Collections                   13,655,463.57

                               - Page 4 -

                        Collateral Information

                              Periodic Information

Beginning Collateral Balance                              341,138,837.93
Ending Collateral Balance                                 329,190,912.09
Current Liquidation Loss Amounts                             546.44
Cumulative Liquidation Loss Amounts                        126,011.43
Gross WAC                                                    5.850%
Net WAC                                                      4.660%
WAM                                                           201
AGE                                                           33
Gross CPR                                                   48.995%
Net CPR                                                     34.806%
Draw Rate                                                   21.082%

                              Original Information

Collateral Balance                                        500,007,015.50
Number of Loans                                               9,940
Gross WAC                                                    4.118%
WAM                                                            234
LIBOR                                                       1.12000%

                       Overcollateralization Information

Overcollateralization Target Amount                       5,140,966.91
Beginning Overcollateralization Amount                    5,164,816.14
Ending Overcollateralization Amount                       5,164,269.70
Overcollateralization Increase                                0.00
Overcollateralization Decrease                               546.44

                                   - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                                                                   Delinquency Information

                              Delinquent:                                  #                 $           %

                                                       30-59 Days          5             269,551.85    0.082%
                                                       60-89 Days          2             225,422.82    0.068%
                                                       90-119 Days         1             25,013.65     0.008%
                                                      120-149 Days         0               0.00        0.000%
                                                      150-179 Days         0               0.00        0.000%
                                                       180+ Days           3             140,966.91    0.043%

                                                         Total             11            660,955.23    0.201%

                              Foreclosure:                                 #                 $           %

                                                                           4             322,736.10    0.098%

                              REO:                                         #                 $           %

                                                                           0               0.00        0.000%

* Foreclosures are included in the delinquency totals

                                                                           - Page 7 -

                                                     Additional Reporting Items

                           Fees                                                                      Additional Information

Servicing Fee                              142,141.18                # of Loans using a Promotional Rate                                  0
Enhancer Premium                           36,397.19                 Promotional Advances                                             0.00
Indenture Trustee Expenses                      0.00                 3 Largest Mortgage Loan Balances                          2,473,427.95
Paying Agent Expenses                           0.00                 Additional Balances created during the first
                                                                       Rapid Amortization Period                                      0.00
Total Fees                                 178,538.37                Cumulative Liquidation Loss Amount %                           0.025%
                                                                     Cumulative Subsequent Mortgage Loans                             0.00
                                                                     Deficiency Amount                                                0.00
                                                                     Draws from Policy not yet Reimbursed                             0.00
                                                                     Percentage Interest Class A                                   100.00%
                                                                     Stepdown Cumulative Loss Test Met? (Yes / No)                     Yes
                                                                     Stepdown Date Active (Yes / No)                                    No
                    Amortization Period                              Stepdown Delinquency Test Met? (Yes / No)                         Yes

Revolving (Yes / No)                              No
Managed Amortization (Yes / No)                  Yes
Rapid Amortization (Yes / No)                     No

                                                               - Page 8 -